Filed Pursuant to Rule 424(b)(3)

Registration No. 333-155800

August 2009 Performance Update

The Frontier Fund Supplement Dated September 10, 2009 to Prospectus Dated May 26, 2009

The Frontier Fund Class 1 Original

T H E    F R O N T I E R    F U N D ’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

August performance for the various Series of The Frontier Fund is detailed below: *

The Frontier Fund Class 1 Original	August 31, 2009	August 31, 2009	NAV /Unit
	MTD	YTD
Balanced Series-1	0.22%	-4.08%	$120.06
Balanced Series-1a	0.16%	-4.42%	$107.13
Campbell/Graham/Tiverton Series-1	-0.23%	-7.62%	$102.12
Currency Series-1	-3.31%	-14.76%	$81.99
Long/Short Commodity Series-1	-0.58%	8.61%	$109.03
Winton/Graham Series-1	0.69%	-7.89%	$107.01
Winton Series-1	-0.04%	-11.79%	$115.03
Long Only Commodity Series-1	-1.12%	7.91%	$75.87
Managed Futures Index Series-1	-1.19%	-10.10%	$118.83

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of August 31, 2009. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(2,300,747.22)
Unrealized trading gain/(loss)			4,573,026.15
Less: commissions			(231,106.28)
Less: FCM fees			(93,076.27)
Foreign currency gain/(loss)			(17,056.43)
Interest income			72,916.69

Total Income			2,003,956.64

EXPENSES

Management fees			119,661.14
Incentive fees			467,172.15
Broker service fees			759,003.16

Total Expenses			1,345,836.45

Net Income (Loss)			$658,120.19

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	2,503,215.32001	$299,876,286.25	119.80
Current month additions	546.83430	64,938.74
Current month redemptions	(19,420.09465)	(2,320,617.63)
Net Income (loss) for current month		658,120.19

Net Asset Value, end of current month	2,484,342.05966	$298,278,727.55	120.06

	Monthly rate of return		0.22%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 1

THE FRONTIER FUND BALANCED SERIES - 1a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(79,377.08)
Unrealized trading gain/(loss)			157,191.35
Less: commissions			(7,962.31)
Less: FCM fees			(3,206.40)
Foreign currency gain/(loss)			(592.49)
Interest income			11,260.57

Total Income			77,313.64

EXPENSES

Trading Fee			13,683.64
Management fees			5,190.21
Incentive fees			16,092.39
Broker service fees			26,152.60

Total Expenses			61,118.84

Net Income (Loss)			$16,194.80

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	96,717.33333	$10,344,779.01	106.96
Current month additions	13.71877	1,454.19
Current month redemptions	(1,496.96398)	(159,530.45)
Net Income (loss) for current month		16,194.80

Net Asset Value, end of current month	95,234.08812	$10,202,897.55	107.13

	Monthly rate of return		0.16%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 1a

THE FRONTIER FUND CAMPBELL/GRAHAM/TIVERTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(682,402.15)
Unrealized trading gain/(loss)			886,784.28
Less: commissions			(25,672.95)
Less: FCM fees			(29,862.99)
Foreign currency gain/(loss)			5,063.23
Interest income			22,187.41

Total Income			176,096.83

EXPENSES

Management fees			162,020.61
Incentive fees			9.25
Broker service fees			180,740.51

Total Expenses			342,770.37

Net Income (Loss)			$(166,673.54)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	696,548.28924	$71,294,234.90	102.35
Current month additions	102.54566	10,408.84
Current month redemptions	(6,603.43304)	(673,565.48)
Net Income (loss) for current month		(166,673.54)

Net Asset Value, end of current month	690,047.40186	$70,464,404.72	102.12

	Monthly rate of return		-0.23%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Campbell/Graham/Tiverton Series 1

THE FRONTIER FUND CURRENCY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(2,462.13)
Unrealized trading gain/(loss)			(292,210.78)
Less: FCM fees			(4,020.65)
Interest income			2,920.15

Total Income			(295,773.41)

EXPENSES

Management fees			4,954.65
Incentive fees			(1,661.00)
Broker service fees			24,455.54

Total Expenses			27,749.19

Net Income (Loss)			$(323,522.60)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	115,451.98991	$9,789,886.97	84.80
Current month additions	84.12661	7,000.67
Current month redemptions	(1,175.39167)	(97,416.02)
Net Income (loss) for current month		(323,522.60)

Net Asset Value, end of current month	114,360.72485	$9,375,949.02	81.99

	Monthly rate of return		-3.31%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Currency Series 1

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$126,097.31
Unrealized trading gain/(loss)			(64,142.02)
Less: commissions			(58,629.01)
Less: FCM fees			(19,998.70)
Foreign currency gain/(loss)			(261.71)
Interest income			70,217.45

Total Income			53,283.32

EXPENSES

Management fees			174,101.69
Incentive fees			19,646.14
Broker service fees			121,222.58

Total Expenses			314,970.41

Net Income (Loss)			$(261,687.09)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	435,865.55303	$47,797,700.79	109.66
Current month additions	103.30144	11,368.13
Current month redemptions	(10,776.62186)	(1,188,742.57)
Net Income (loss) for current month		(261,687.09)

Net Asset Value, end of current month	425,192.23261	$46,358,639.26	109.03

	Monthly rate of return		-0.58%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Long/Short Commodity Series 1

THE FRONTIER FUND WINTON/GRAHAM SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$588,262.32
Unrealized trading gain/(loss)			4,871.36
Less: commissions			(23,654.35)
Less: FCM fees			(20,436.99)
Foreign currency gain/(loss)			2,828.23
Interest income			15,852.53

Total Income			567,723.10

EXPENSES

Management fees			109,051.76
Incentive fees			—
Broker service fees			123,460.00

Total Expenses			232,511.76

Net Income (Loss)			$335,211.34

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	457,406.92108	$48,613,541.73	106.28
Current month additions	121.12781	12,751.30
Current month redemptions	(2,661.47748)	(284,593.53)
Net Income (loss) for current month		335,211.34

Net Asset Value, end of current month	454,866.57141	$48,676,910.84	107.01

	Monthly rate of return		0.69%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Winton/Graham Series 1

THE FRONTIER FUND WINTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(78,526.08)
Unrealized trading gain/(loss)			275,592.33
Less: commissions			(4,433.80)
Less: FCM fees			(21,182.81)
Foreign currency gain/(loss)			(1,523.40)
Interest income			15,521.05

Total Income			185,447.29

EXPENSES

Management fees			82,146.42
Incentive fees			—
Broker service fees			128,706.78

Total Expenses			210,853.20

Net Income (Loss)			$(25,405.91)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	444,295.52979	$51,129,084.71	115.08
Current month additions	891.61793	102,070.47
Current month redemptions	(5,627.27998)	(643,006.61)
Net Income (loss) for current month		(25,405.91)

Net Asset Value, end of current month	439,559.86774	$50,562,742.66	115.03

	Monthly rate of return		-0.04%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Winton Series 1

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(33,575.60)
Unrealized trading gain/(loss)			2,258.47
Less: commissions			—
Less: FCM fees			(1,488.99)
Foreign currency gain/(loss)			—
Interest income			5,200.47

Total Income			(27,605.65)

EXPENSES

Management fees			3,624.47
Incentive fees			—
Broker service fees			6,053.90

Total Expenses			9,678.37

Net Income (Loss)			$(37,284.02)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	46,438.87481	$3,563,405.01	76.73
Current month additions	0.90394	71.48
Current month redemptions	(735.65206)	(58,600.22)
Net Income (loss) for current month		(37,284.02)

Net Asset Value, end of current month	45,704.12669	$3,467,592.25	75.87

	Monthly rate of return		-1.12%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Long Only Commodity Series 1

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

August 31, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(12,085.40)
Unrealized trading gain/(loss)			(8,978.75)
Less: commissions			(535.72)
Less: FCM fees			(894.32)
Foreign currency gain/(loss)			876.27
Interest income			3,084.46

Total Income			(18,533.46)

EXPENSES

Management fees			3,384.30
Incentive fees			—
Broker service fees			3,596.82

Total Expenses			6,981.12

Net Income (Loss)			$(25,514.58)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	17,887.04836	$2,151,144.44	120.26
Current month additions	—	—
Current month redemptions	(101.48972)	(12,170.93)
Net Income (loss) for current month		(25,514.58)

Net Asset Value, end of current month	17,785.55864	$2,113,458.93	118.83

	Monthly rate of return		-1.19%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Managed Futures Index Series 1